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                                                                 Exhibit 1.1




                                   5,500,000 Shares

                           American Disposal Services, Inc.

                                     Common Stock

                                UNDERWRITING AGREEMENT




                                                               October __, 1997




Oppenheimer & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Credit Suisse First Boston Corporation
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named in
Schedule I attached hereto.

Gentlemen:

         American Disposal Services, Inc., a Delaware corporation (the "Company"), and the stockholders named on Schedule II to this Agreement (the "Selling Stockholders") propose to sell to you and the other underwriters named in Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives, an aggregate of 5,500,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), of which 3,500,000 shares are to be issued and sold by the Company and 2,000,000 shares are to be sold by the Selling Stockholders. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 825,000 shares (the "Option Shares") of Common Stock from it for the purpose


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of covering over-allotments in connection with the sale of the Firm Shares.
The Firm Shares and the Option Shares are together called the "Shares."

         1. Sale and Purchase of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

         (a) The Company and the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter in
    Schedule I to this Agreement.

         (b) The Company grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. Delivery and Payment. Delivery by the Company and the Selling Stockholders of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company and the Selling Stockholders, shall take place at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, provided, however, that if the Shares sold hereunder are priced after 4:30 p.m., New York time, on any business day, payment and delivery in respect of the Firm Shares shall take place on the fourth business day following the date of this Agreement; if it is determined that settlement within the foregoing time frame is not feasible, then payment and delivery in respect of the Firm Shares shall occur at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

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         In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company shall take place at the offices of Oppenheimer & Co., Inc. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

         Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

         3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-36389), including a preliminary prospectus relating to the Shares, and has filed with the Commission the registration statement and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to you.
The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Securities Act for the purpose of registering additional Shares, which registration shall be effective upon filing with the Commission. The term "Registration Statement" means the Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(a), Rule 430A and Rule 462(b) of the Rules. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or the preliminary prospectus forming part of the Registration Statement at the time it was declared effective together with the term sheet permitted under Rule 434(b) and filed with the Commission pursuant to Rule 424(b), as applicable.

         The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The

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Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

         4. Representations and Warranties of the Company and the Selling Stockholders.

         (A) The Company hereby represents and warrants to each Underwriter as follows:

         (a) On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement or any related registration statement filed with the Commission pursuant to Rule 462(b) of the Rules shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply in all material respects with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company makes no representation or warranty as to any information contained in or omitted from (i) the paragraphs with respect to stabilization or affiliate transactions on the inside front cover page of the Prospectus and (ii) the statements contained under the caption "Underwriting" in the Prospectus.
    The Company and the Selling Stockholders acknowledge that such statements constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

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         (b)  All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

         (c) The financial statements of the Company (including all notes thereto) included in the Registration Statement and Prospectus fairly present the financial position, the results of operations, stockholders' equity and cash flows and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. There are no schedules required to be included in the Registration Statement in order to present fairly in all material respects the information required to be stated therein; and the historical financial information and statistical data set forth in the Prospectus under the captions "Summary Consolidated Financial Information," "Capitalization" and "Selected Consolidated Financial Data" are fairly stated in all material respects in relation to the financial statements from which they have been derived. The pro forma financial data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (d) Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by its reports, was an independent public accountant as required by the Securities Act and the Rules.

         (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization. The Company has no subsidiary or subsidiaries other than as set forth on Schedule III and Schedule IV hereto (collectively, the "Subsidiaries") and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other business organization. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, and the Company has not received any claim or notice

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    from any official authority in any
    jurisdiction that it is required to be qualified or licensed to do business in any such jurisdiction in which it is not so qualified or licensed. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries do not own, lease or license any asset or property or conduct any business outside the United States of America. Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such authorizations, approvals, consents, orders, licenses, certificates and permits which, if not obtained, would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act, the Exchange Act and state and foreign Blue Sky laws).

         (f) Except as disclosed in the Registration Statement and the Prospectus, the Company owns or possesses adequate and enforceable rights to use all (to the extent any of them exist) patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications, licenses and other similar rights (collectively, the "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Registration Statement and the Prospectus. The Company has not infringed, is not infringing, and has not received any notice of infringement of, any Intangible of any other person and the Company does not know of any basis therefor except for such infringements which individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole. The Company has not received any notice of infringement of any of its Intangibles and the Company does not know of any basis therefor.

         (g) Each of the Company and its subsidiaries has good and marketable title in fee simple to each of the items of personal property which are reflected in the financial statements referred to in Section 4(A)(c) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and other than those that could not materially affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them.

         (h) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the best of the Company's knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or businesses of, the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

         (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, there has not been any material adverse change in the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; each of the Company and its subsidiaries has not entered into any transaction, other than in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has not sustained any material loss or interference with its assets, businesses or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree. Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected in the Registration Statement and the Prospectus, each of the Company and its subsidiaries has not undertaken any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business.

         (j) Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by the Company or one of its subsidiaries in accordance with its terms, except where the failure of any such agreement to be in full force and effect and valid and enforceable by the Company or one of its subsidiaries in accordance with its terms would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and

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    its subsidiaries, taken as a whole, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default which default or event would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their properties or businesses is bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

         (k) Each of the Company and its subsidiaries is not in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company.

         (l) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company or any of its subsidiaries, is a party or by which any of them or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries, except for such terminations, accelerations, conflicts, breaches, defaults and events which would not, individually or in the aggregate, result in a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) violate any provision of the charter or by-laws of the Company or any of its subsidiaries.

         (m) The Company has 60,000,000 authorized shares of Common Stock, 14,804,542 of which are issued and outstanding. As of June 30, 1997, the Company had an authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar statutory right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar statutory right. Except as disclosed in the

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    Registration Statement and the Prospectus, there is no
    outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or agreement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, stock of the Company. The Common Stock and the undesignated preferred stock, $0.01 par value (the "Preferred Stock") and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus. No shares of Preferred Stock are issued and outstanding.

         (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

         (o) No holder of any security of the Company has any right to have any security owned by such holder included in the Registration Statement (not heretofore waived). Holders of 168,905 shares of Common Stock may demand separate registration of such Common Stock during the period ending 180 days from the date of this Agreement. The Company has obtained from all officers and directors of the Company and Charterhouse Environmental Holdings, L.L.C., Charterhouse Equity Partners II, L.P. and CDI Equity, LLC, who together, following the Offering, will beneficially hold an aggregate of 3,456,799 shares of Common Stock or options and warrants to purchase Common Stock, their enforceable written agreement that for a period of at least 180 days from the date of this Agreement they will not, without the prior written consent of the Representatives, sell, offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock now owned by them or hereafter acquired or with respect to which they have or hereafter acquire the power of disposition. Certain additional holders of the Company's Common Stock who beneficially own an aggregate of 274,573 shares of Common Stock have agreed to similar restrictions for a period of 90 days.

         (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law) and (B) with respect to this Agreement, to the extent that rights to indemnity or contribution under this Agreement may be limited by federal, state or foreign securities laws or the public policy underlying such laws.

         (q) Each of the Company and its subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

         (r) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

         (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

         (t) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it, except where the failure to file, extend the due date of or pay the same, individually or in the aggregate would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

         (u) The Shares have been approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, subject to official notice of issuance.

         (B) Each Selling Stockholder, severally and not jointly, represents and warrants as to such Selling Stockholder to each Underwriter that:

         (a) This Agreement, and such Selling Stockholder's Custody Agreement and power of attorney (the "Custody Agreement" and "Power of Attorney") among such Selling Stockholder, _________________, as attorneys-in-fact, and _______________, as custodian, have been duly and validly executed and delivered by such Selling

    Stockholder and constitutes and will constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except (i) as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.

         (b) Such Selling Stockholder has good, valid and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever, with the legal right and full power to enter into this Agreement and to sell, transfer and deliver such Shares hereunder and, upon the delivery of and payment for such Shares as contemplated hereby, such Selling Stockholder will convey to the Underwriters good, valid and marketable title to the Shares being sold by such Selling Stockholder, free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever.

         (c) All information with respect to such Selling Stockholder furnished by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement and Prospectus is true and correct in all material respects and does not omit to state any material fact necessary to make such information not misleading.

         (d)  No transaction has occurred between such Selling
    Stockholder and the Company or any of its subsidiaries that is required to be described in and is not described in the Registration Statement and the Prospectus.

         (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which will reasonably be expected to constitute, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

         (f) Such Selling Shareholder hereby repeats and confirms as if set forth in full herein each of the representations, warranties and agreements made by such Selling Shareholder in the Custody Agreement and Power of Attorney and agrees that such representations, warranties and agreements are made hereby for the benefit of, and may be relied upon by, (i) the Representatives, the Underwriters and Morgan, Lewis & Bockius LLP, counsel to the Underwriters, (ii) the Company and Proskauer Rose LLP, counsel to the Company, and (iii) each other Selling Stockholder.

         5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a).

         (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect, and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

         (c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 5(d) and 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it or them at or before such Closing Date.

         (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

         (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each Selling Stockholder (or a responsible officer thereof) to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and such Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by such Selling Stockholder at or prior to such Closing Date.

         (f) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter or letters signed by Ernst & Young LLP, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

              (i) in their opinion the audited financial statements and financial statement schedules, if any, unaudited financial statements and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

              (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data"; a reading of the minutes of the meetings of the stockholders and directors and finance and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, nothing came to their attention which caused them to believe that:

                   (A) the amounts in "Summary Consolidated Financial
              Information" and "Selected Consolidated Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; or

                   (B) the audited financial statements as of and for the three years ended December 31, 1996 and the unaudited financial statements for the six months ended June 30, 1997 included in the Registration Statement
              (i) do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and (ii) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; or

                   (C) (i) with respect to the Company there were, at a specified date not more than five business days prior to the date of the letter, any increases in the total current liabilities and long-term debt of the Company or capital stock of the Company or decreases in working capital (deficit) or total stockholders' equity (deficit) of the Company, as compared with the amounts shown on the Company's unaudited June 30, 1997 balance sheet included in the Registration Statement and the Prospectus, or (ii) for the period from June
              30, 1997 to such specified date not more than five business days prior to the date of the letter, there were any increases in net losses except for increases in net losses set forth in the Registration Statement and the Prospectus, in which case the Company shall deliver to the Representatives a letter containing an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

              (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by the Representatives agrees with the accounting records of the Company; and

              (iv)on the basis of a reading of the unaudited consolidated pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

    References to the Registration Statement and the Prospectus in this paragraph (e) are to such documents as amended and supplemented at the date of the letter.

         (g)  [Intentionally omitted]

         (h) The Representatives shall have received on each Closing Date from Proskauer Rose LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each Subsidiary of the Company set forth on Schedule III hereto has been duly incorporated or formed and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization.

              (ii) Each of the Company and the Subsidiaries set forth on Schedule III hereto has all requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus;
         and the Company has all requisite corporate power and authority and all necessary governmental authorizations, approvals, consents, orders, licenses, certificates and permits required pursuant to New York State law, federal law and the General Corporation Law of the State of Delaware or known to such counsel to be required under the laws of other jurisdictions, and all other necessary authorizations, approvals, consents, orders, licenses, certificates and permits either called for by any contracts or other documents of which such counsel has knowledge or which are, to such counsel's knowledge, otherwise required, to enter into, deliver and perform this Agreement and to issue and sell the Shares, other than those required under the Securities Act, the Exchange Act and state and foreign Blue Sky laws.

              (iii) The Company has 60,000,000 authorized shares of Common Stock, 14,804,542 of which are issued and outstanding of record; no shares of Preferred Stock are issued and outstanding; as of June 30, 1997, the Company had an authorized and outstanding capitalization of record as set forth under the caption "Capitalization" in the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar statutory right. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar statutory right. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or agreement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, stock of the Company. The Common Stock, the Preferred Stock and the Shares conform to all statements in relation thereto contained in the Registration Statement and the Prospectus in all material respects.

              (iv) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law) and (B) with respect to this Agreement, to the extent that rights to indemnity or contribution under this Agreement may be limited by federal, state or foreign securities laws or the public policy underlying such laws.

              (v) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel has knowledge and to which the Company or any of its subsidiaries is a party or by which any of them or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel has knowledge and applicable to the Company or any of its subsidiaries, except for such terminations, accelerations, conflicts, breaches, defaults and events which would not, individually or in the aggregate, result in a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) violate any provision of the charter or by-laws of the Company or any of its subsidiaries.

              (vi) To such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their assets or properties or businesses is bound or affected which default would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

              (vii)To such counsel's knowledge, each of the Company and its subsidiaries is not in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material adverse effect on the assets or properties, businesses, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

              (viii) No consent, approval, authorization or order of any federal or New York State court or governmental agency or body or under the General Corporation Law of the State of Delaware or otherwise known to such counsel to be required is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act, the Exchange Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

              (ix) Except as described in the Registration Statement and the Prospectus, to such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened (and such counsel does not know of any basis therefor) against, or involving the assets, properties or businesses of, the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

              (x) The agreement of each of the Company, Charterhouse Environmental Holdings, L.L.C., Charterhouse Equity Partners II, L.P. and CDI Equity, LLC stating that for a period of 180 days from the date of the Prospectus they will not, without the Representatives' prior written consent, sell, offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock now owned by them or hereafter acquired or with respect to which they have or hereafter acquire the power of disposition has been duly and validly delivered by such persons and constitutes a legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in proceedings in equity or at law). 3,731,372 shares of Common Stock which are outstanding or issuable upon the exercise of stock options or warrants or the conversion of debt instruments of which such counsel has knowledge are subject to a written agreement obtained by the Company pursuant to Section 4(A)(o) of this Agreement.

              (xi) The statements in the Prospectus under the captions "Risk Factors--Extensive Environmental and Land Use Laws and Regulations"; "--Anti-

         Takeover Provisions"; "--Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Price"; "Description of Capital Stock" and "Shares Eligible for Future Sale" insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries of the material provisions thereof and accurately present in all material respects the information called for with respect to such documents and matters. All contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement of which such counsel has knowledge have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

              (xii) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and notes and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

              (xiii) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated.

         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Such counsel shall also state that in connection with rendering the opinions in (i) and (ii) of this Section 5(h), such counsel has assumed that the corporation laws of the States of Missouri, Kansas, Ohio, Illinois and Oklahoma are identical to the General Corporation Law of the State of Delaware. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

         In addition, such counsel shall state in a separate letter to the Representatives that such counsel has participated in conferences with certain officers of, and with the accountants and counsel for, the Company and representatives of the Representatives concerning the preparation of the Registration Statement, the preliminary prospectus and the Prospectus. Such separate letter shall also state that although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, such counsel did not independently verify the accuracy or completeness of the statements made therein or in the preliminary prospectus or in the Prospectus and the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for or pass on the accuracy and completeness of such statements, except insofar as such statements relate to such counsel. On the basis of the foregoing, such counsel shall state that its work in connection with this matter did not disclose any information that caused such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need make no statement) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements and other information of a statistical, accounting, or financial nature which are or should be contained therein, as to which such counsel shall express no view).

         (i) [intentionally omitted]

         (j) The Representatives shall have received on each Closing Date from counsel for each of the Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

              (i) Such Selling Stockholder has been duly organized, validly existing and in good standing under the laws of the state of the jurisdiction of its organization. Such Selling Stockholder has all requisite power and authority (corporate, partnership or otherwise) and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and the Custody Agreement and Power of Attorney and to sell the Shares to be sold by it hereunder, other than those required under the Securities Act and state and foreign Blue Sky laws. This Agreement has been duly and validly authorized, executed and delivered by such Selling Stockholder and constitutes the legal and valid obligation of such Selling Stockholder.

              (ii) No consent, approval, authorization or order of any Federal or state court or governmental agency or body is required for the performance of this Agreement and the Custody Agreement and Power of Attorney by such Selling Stockholder or the sale by such Selling Stockholder of the Shares to be sold by it hereunder, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the several Underwriters (as to which such counsel need express no opinion) and such as may be required under the rules of the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements reflected in this Agreement (as to which such counsel need express no opinion).

              (iii) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or business of, such Selling Stockholder, which might have a material adverse effect upon the ability of such Selling Stockholder to perform its obligations under this Agreement.

              (iv) Each of the Underwriters has received good and valid title to the Shares being sold by such Selling Stockholder hereunder, free and clear of any liens, encumbrances, security interests and claims whatsoever.

         To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company, the Selling Stockholders and public officials. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.

         (k) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Morgan, Lewis & Bockius LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company and the Selling Stockholders shall have furnished to Morgan, Lewis & Bockius LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (l) The Representatives shall have received on each Closing Date a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to the (i) certificate of incorporation and bylaws of the Company, (ii) resolutions authorizing the execution and delivery of the Registration Statement, this Agreement and the performance of the transactions contemplated by this Agreement, the Registration Statement, the Prospectus and the offering of the Shares, and (iii) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement and any other documents contemplated by the offering of the Shares.

         (m) The Representatives shall have received on each Closing Date certificates of the Secretaries of State of each State where the Company or any of its subsidiaries is incorporated and doing business as to the good standing of the Company or such subsidiary, listing all charter documents on file, if applicable, qualification of the Company or such subsidiary to do business as a foreign corporation, if applicable, payment of taxes and filing of annual reports. In addition, the Representatives shall have received copies of all charter documents of the Company, County Disposal, Inc. and ADS, Inc. certified by the Secretary of State of the State of such corporation's incorporation.

         6.   Covenants of the Company and the Selling Stockholders.
(A) The Company, and where specifically stated to be a covenant of the Selling Stockholders, each of the Selling Stockholders, covenants and agrees as follows:

         (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if such second business day would be more than fifteen business days after the Effective Date of the Registration Statement or any post-effective amendment thereto, such earlier date as would permit such Prospectus to be filed without filing a post-effective amendment as set forth in Rule 430A(a)(3) under the Securities Act and shall promptly advise the Representatives
    (i) when the Registration Statement shall have become effective,
    (ii) when any amendment thereof or any related registration statement filed with the Commission pursuant to Rule 462(b) of the Rules shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iv) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. If contemplated by this Agreement, the Company shall prepare and file with the Commission in conformity with the Securities Act and the Rules a related registration statement pursuant to Rule 462(b) under the Securities Act for the purpose of registering additional shares. The Company shall not file any amendment of the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the third sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

         (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

         (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

         (e) The Company and the Selling Stockholders shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that neither the Company nor the Selling Stockholders shall be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

         (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

         (g) Without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission, or otherwise encumber or dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares pursuant to the Registration Statement, (ii) the issuance of shares pursuant to the exercise of outstanding options under the Company's existing stock option plans, (iii) in connection with an acquisition by the Company of another entity pursuant to which the Company sells or transfers any of its shares of Common Stock to a third party as part or all of the purchase price of such entity; provided, however, that prior to any sale or transfer, the Company shall use commercially reasonable efforts to obtain the agreement of such third party in writing with the Representatives that it will not sell, offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock for the remainder of the 180 days after the date of this Agreement, and (iv) the sale or transfer by the Company of shares of Common Stock in connection with the hiring of officers or directors not previously employed by the Company; provided, however, that prior to any sale or transfer, such officer or director shall have agreed in writing with the Representatives that he or she will not sell, offer to sell, distribute, pledge, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or exercise any registration rights with respect to, such shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock for the remainder of the 180 days after the date of this Agreement.

         (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

         (B) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses of the Company and the Selling Stockholders incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda (it being understood that the Company shall not be responsible for the fees and disbursements of counsel for the Underwriters other than as described in this Section 6(B)(iii)); (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(A)(f); and (vii) inclusion of the Shares for quotation on the Nasdaq National Market.

         7.   Indemnification.

         (a) The Company and the Selling Stockholders agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter (i) if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein or, (ii) as to any preliminary prospectus, with respect to any Underwriter, to the extent that any such loss, claim, damage or liability of such Underwriter results from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, unless such failure resulted from the failure of the Company to deliver copies of the Prospectus to such Underwriter on a timely basis to permit such sending or giving; provided, further, that no Selling Stockholder shall be responsible for losses, claims, damages or liabilities arising out of or based upon such untrue statement or alleged untrue statement or omission thereof based upon information other than information provided in writing by such Selling Stockholder expressly for use in the Registration Statement. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling
    Stockholders, each person, if any, who controls the

    Company or the Selling Stockholders within the meaning of
    Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization or the paragraph relating to affiliate transactions on the inside front cover page of the Prospectus and the statements with respect to the public offering of the Shares under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or a Selling Stockholder (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company or such Selling Stockholder from such Underwriter.

         (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or
    (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent; provided, however, that such consent shall not be unreasonably withheld.

         8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 7(a) and 7(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Selling Stockholders or the Underwriters, as the case may be, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission of a material fact related to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company and the Selling Stockholders shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be, subject in each case to clauses
(i) and (ii) in the immediately preceding sentence of this Section
8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the failure so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

         Notwithstanding any other provision of Section 7 or Section
8 hereof, (i) in no event shall any Selling Stockholder be required to pay an aggregate amount of contribution or other payments in respect of losses, expenses, liabilities or claims under this Section 8 which would be greater than the aggregate amount such Selling Stockholder would have been required to pay under Section 7 in respect of such losses, expenses, liabilities or claims if such indemnification were available, and (ii) none of the Selling Stockholders shall be liable for indemnification or contribution payments or any other payments under Section 7 or Section 8 hereof in an aggregate amount exceeding the net proceeds received by such Selling Stockholder from the sale of Shares hereunder.

         9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time

         (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets;
    (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or federal authority, or

         (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

         If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholders, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or a Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will, upon the request of the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

         10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

         (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to
    Section 1 be
    increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

         (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

         In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Stockholders and without liability on the part of the Company and the Selling Stockholders, except in both cases as provided in Sections 6(B), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company, the Selling Stockholders or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(B), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company or the Selling Stockholders, and directors and officers of the Company, the Selling Stockholders, if any, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention: Marshall A. Heinberg, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement and (c) if to the Selling Stockholders, to the address set forth in the Custody Agreement and Power of Attorney.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among us.

                                       Very truly yours,

                                       AMERICAN DISPOSAL SERVICES, INC.


                                       By_______________________________
                                         Name:
                                         Title:

                                       THE SELLING STOCKHOLDERS NAMED
                                       ON SCHEDULE II HERETO


                                       By________________________________
                                         Name:
                                         Title:   Attorney-in-Fact


Confirmed:

OPPENHEIMER & CO., INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By Oppenheimer & Co., Inc.


By_________________________
Name:  Marshall A. Heinberg
Title:    Managing Director

                                 SCHEDULE I




                                                              Number of
                                                            Firm Shares to
          Name                                               Be Purchased
          ----                                              ---------------

Oppenheimer & Co., Inc......................................................
Donaldson, Lufkin & Jenrette Securities Corporation.........................
Credit Suisse First Boston Corporation......................................








                                              TOTAL.........................

                                SCHEDULE II

                            SELLING STOCKHOLDERS


                                                              Number of
                                                            Firm Shares to
          Name                                               Be Purchased
          ----                                              --------------

Charterhouse Environmental Holdings, L.L.C.................................
Charterhouse Equity Partners II, L.P.......................................
CDI Equity, LLC ...........................................................
Chef Nominees Limited......................................................

                                SCHEDULE III


Subsidiary                                         State of Incorporation
----------                                         ----------------------

County Disposal, Inc.                                   Delaware

American Disposal Services of Kansas, Inc.              Kansas

County Disposal (Illinois), Inc.                        Delaware

County Disposal (Ohio), Inc.                            Delaware

County Landfill, Inc.                                   Delaware

Southwest Waste, Inc.                                   Missouri

Tate's Transfer Systems, Inc.                           Missouri

Bowers Phase II, Inc.                                   Ohio

Allied Waste Systems, Inc.                              Ohio

Ross Bros. Waste and Recycling Co., Inc.                Ohio

Illinois Bulk Handlers, Inc.                            Illinois

Shred-All Recycling Systems, Inc.                       Illinois

Fred B. Barbara Trucking Co., Inc.                      Illinois

Environtech, Inc.                                       Delaware

ADS, Inc.                                               Oklahoma

Pittsburgh County Landfill, Inc.                        Oklahoma

American Disposal Services of Missouri, Inc.            Oklahoma